Exhibit 99.1

Transphorm Announces Fiscal 2023 Second Quarter
Financial Results and Provides Business Update

Product Revenue up 38% from Fiscal 2022 Q2
Company to Host Webcast Today at 5:00 p.m. ET

GOLETA, Calif.— November 9, 2022—Transphorm, Inc. (NASDAQ: TGAN)—a pioneer in and global supplier of high-reliability, high-performance gallium nitride (GaN) power conversion products, announced today financial results for its 2023 fiscal second quarter ended September 30, 2022.

Fiscal 2023 Second Quarter and Recent Highlights
(All comparisons are to the second quarter of fiscal 2022, unless otherwise noted.)

•Revenue of $3.7 million, compared to revenue of $11.3 million in the prior year, which included one-time licensing revenue of $8.0 million. Excluding the one-time licensing revenue, revenue was up 11% on a year-over-year basis.
•Product revenue was up 38% compared to the same period in fiscal 2022.
•Improved supply from Japan Epi reactors and completed acquisition of additional MOCVD reactors.
•Increased shipments on previously announced Fortune 100 laptop adapter win, a top 3 world-wide laptop manufacturer, and secured new Fortune 100 laptop adapter design-win.
•Strengthened senior operations, sales and marketing teams with the addition of seasoned industry leaders.
•Secured ARPA-E program to innovate on Transphorm’s unique bi-directional GaN technology that replaces 2-4 silicon devices with a single FQS GaN in applications like microinverters and motor drives.
•Secured approval for Shenzhen, China WFOE (Wholly Foreign Owned Enterprise) to enhance local customer support, sales, field applications and marketing.
•Expanded package offerings by adding Industry Standard PQFN products, which enable pin-to-pin with multiple sources. This complements Transphorm’s existing High Performance PQFN products, both validated to deliver superior results versus competing GaN.

Transphorm President, COO, and co-founder, Primit Parikh, commented, “We continue to maintain our leadership position in high power GaN which comprised over 65% of our fiscal Q2 revenue, while winning marquee new designs in fast chargers and adapters, enabled by superior and easy to interface SuperGaN® FETs. We are also executing on our stated plan of increasing capacity, with notable improvements from our Japan Epi reactors, giving us confidence we can better address demand.“
Mr. Parikh added, “We exceeded our fiscal Q2 revenue target and remain well-positioned to resume revenue growth, despite persistent macroeconomic headwinds. We continue to aggressively pursue new customer wins and are fulfilling our existing backlog, while managing both internal and external supply chain constraints. With our wide range of product offerings and notably high power GaN, we continue to be well-positioned for growth across multiple market segments – including consumer, data centers, blockchain, and industrial. We also continue to pursue near-term opportunities in two-wheel and three-wheel EVs and longer-term opportunities in the automotive EV market.”

“This quarter saw solid execution and lower operational burn despite reduced revenue. The Company remains well-positioned with a solid balance sheet to continue to invest in staffing and capital equipment to realize its short and long-term objectives”, stated Cameron McAulay, Chief Financial Officer.

Fiscal 2023 Second Quarter Financial Results

Revenue for the second quarter of fiscal 2023 was $3.7 million, compared to $11.3 million for the second quarter of fiscal 2022. Excluding $8.0 million of one-time licensing revenue in the second quarter of fiscal 2022, revenue for the second quarter of fiscal 2023 was up $0.4 million, or 11%, year-over-year. Product revenue reflected yet another strong quarter from ramping shipments of GaN products for a broad range of power conversion applications, with a 38% increase from the second quarter of fiscal 2022.

Operating expenses on a GAAP basis were $5.9 million in the second quarter of fiscal 2023, compared to $6.1 million in the prior quarter and $5.1 million in the second quarter of fiscal 2022. Second quarter of fiscal 2023 operating expenses consisted of R&D expenses of $1.8 million and SG&A expenses of $4.1 million. On a non-GAAP basis, operating expenses in the second quarter of fiscal 2023 were $5.1 million, compared with non-GAAP operating expenses of $5.4 million in the prior quarter and $4.5 million in the second quarter of fiscal 2022.

GAAP net profit (loss) for the second quarter of fiscal 2023 was ($6.0) million, or ($0.10) per share, compared to GAAP net loss of ($5.4) million, or ($0.10) per share, in the prior quarter, and a GAAP net profit of $6.0 million, or $0.15 per share, in the second quarter of fiscal 2022. On a non-GAAP basis, net loss for the second quarter of fiscal 2023 was ($5.1) million, or ($0.09) per share, compared to non-GAAP net loss of ($4.5) million, or ($0.08) per share, in the prior quarter, and a non-GAAP net profit of $3.6 million, or $0.09 per share, in the second quarter of fiscal 2022.

Cash, cash equivalents and restricted cash as of September 30, 2022 were $34.0 million.

Webcast
Transphorm will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to review the Company’s 2023 fiscal second quarter results and provide a business update. The webcast can be accessed at: https://register.vevent.com/register/BIceb00209be5d4b33816829e56fb60ed8.
Upon registration, telephone participants will receive a confirmation email detailing how to join the audio version of the webcast, including the dial-in number and a unique registrant ID. The live webcast will be available via Transphorm’s Investor Relations website at https://www.transphormusa.com/en/investors/.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income in joint venture.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s ability to manage supply chain constraints, expand its manufacturing capacity and meet demand, industry acceptance of GaN technology, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2022 (unaudited)	March 31, 2022 (audited)
Assets
Current assets:
Cash and cash equivalents	$33,496	$33,435
Restricted cash	500	500
Accounts receivable	1,617	2,558
Inventory	8,966	6,330
Prepaid expenses and other current assets	2,068	1,971
Total current assets	46,647	44,794
Property and equipment, net	5,328	1,649
Operating lease right-of-use assets	3,312	—
Goodwill	996	1,180
Intangible assets, net	469	617
Investment in joint venture	414	143
Other assets	784	263
Total assets	$57,950	$48,646

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,492	$3,588
Deferred revenue	263	346
Accrued interest	184	180
Accrued payroll and benefits	1,331	1,171
Operating lease liabilities	532	—
Revolving credit facility	12,000	—
Total current liabilities	18,802	5,285
Revolving credit facility, net of current portion	—	12,000
Operating lease liabilities, net of current portion	2,803	—
Total liabilities	21,605	17,285
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	228,178	211,190
Accumulated deficit	(189,986)	(178,638)
Accumulated other comprehensive loss	(1,853)	(1,196)
Total Stockholders’ equity	36,345	31,361
Total liabilities and stockholders’ equity	$57,950	$48,646

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue, net	$3,670	$5,156	$11,303	$8,826	$14,519
Cost of goods sold	3,232	4,050	2,239	7,282	4,806
Gross profit	438	1,106	9,064	1,544	9,713
Operating expenses:
Research and development	1,830	1,740	1,591	3,570	3,414
Sales and marketing	1,066	1,083	825	2,149	1,512
General and administrative	3,044	3,317	2,714	6,361	5,457
Total operating expenses	5,940	6,140	5,130	12,080	10,383
(Loss) income from operations	(5,502)	(5,034)	3,934	(10,536)	(670)
Interest expense	184	182	220	366	424
Loss in joint venture	684	582	1,092	1,266	2,582
Changes in fair value of promissory note	—	—	(1,629)	—	(605)
Other income, net	(375)	(445)	(1,729)	(820)	(1,999)
(Loss) income before tax expense	(5,995)	(5,353)	5,980	(11,348)	(1,072)
Tax expense	—	—	—	—	—
Net (loss) income	$(5,995)	$(5,353)	$5,980	$(11,348)	$(1,072)
Net loss per share - basic	$(0.10)	$(0.10)	$0.15	$(0.20)	$(0.03)
Net loss per share - diluted	$(0.10)	$(0.10)	$0.14	$(0.20)	$(0.03)
Weighted average common shares outstanding - basic	56,619,662	54,404,830	41,196,139	55,518,297	40,918,203
Weighted average common shares outstanding - diluted	56,619,662	54,404,830	41,847,103	55,518,297	40,918,203

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP net (loss) income	$(5,995)	$(5,353)	$5,980	$(11,348)	$(1,072)
Adjustments:
Stock-based compensation	636	582	511	1,218	1,008
Depreciation	165	152	134	317	257
Amortization	74	74	74	148	148
Changes in fair value of promissory note	—	—	(1,629)	—	(605)
Other income	—	—	(1,455)	—	(1,455)
Total adjustments to GAAP net (loss) income	875	808	(2,365)	1,683	(647)
Non-GAAP net (loss) income	$(5,120)	$(4,545)	$3,615	$(9,665)	$(1,719)
GAAP net (loss) income per share - basic	$(0.10)	$(0.10)	$0.15	$(0.20)	$(0.03)
Adjustment	0.01	0.02	(0.06)	0.03	(0.01)
Non-GAAP net (loss) income per share - basic	$(0.09)	$(0.08)	$0.09	$(0.17)	$(0.04)
GAAP net (loss) income per share - diluted	$(0.10)	$(0.10)	$0.14	$(0.20)	$(0.03)
Adjustment	0.01	0.02	(0.05)	0.03	(0.01)
Non-GAAP net (loss) income per share - diluted	$(0.09)	$(0.08)	$0.09	$(0.17)	$(0.04)

	Three Months Ended			Six Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP operating expenses	$5,940	$6,140	$5,130	$12,080	$10,383
Adjustments:
Stock-based compensation	583	543	472	1,126	942
Depreciation	165	152	134	317	257
Amortization	74	74	74	148	148
Total adjustments to GAAP operating expenses	822	769	680	1,591	1,347
Non-GAAP operating expenses	$5,118	$5,371	$4,450	$10,489	$9,036

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(11,348)	$(1,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	56	194
Depreciation and amortization	465	405
Amortization of right-of-use assets	286	—
Perpetual licensing revenue from a related party	—	(8,000)
Stock-based compensation	1,219	1,008
Interest cost	4	108
Gain on sale of equipment	(110)	—
Loss in joint venture	1,266	1,127
Changes in fair value of promissory note	—	(605)
Changes in operating assets and liabilities:
Accounts receivable	941	33
Inventory	(2,692)	(2,745)
Prepaid expenses and other current assets	(97)	124
Other assets	(521)	15
Accounts payable and accrued expenses	904	657
Deferred revenue	(83)	102
Accrued payroll and benefits	160	37
Operating lease liabilities	(263)	—
Net cash used in operating activities	(9,813)	(8,612)
Cash flows from investing activities:
Purchases of property and equipment	(4,026)	(409)
Proceeds from sale of equipment	110	—
Investment in joint venture	(1,537)	(3,081)
Net cash used in investing activities	(5,453)	(3,490)
Cash flows from financing activities:
Proceeds from stock option exercise	56	134
Proceeds from issuance of common stock	16,000	5,000
Cost associated with issuance of common stock	(280)	—
Payment for taxes related to net share settlement of restricted stock units	(6)
Net cash provided by financing activities	15,770	5,134
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(443)	(44)
Net increase (decrease) in cash, cash equivalents and restricted cash	61	(7,012)
Cash and cash equivalents and restricted cash at beginning of period	33,435	9,500
Cash and cash equivalents at end of period	33,496	1,988
Restricted cash at end of period	500	$500
Cash and cash equivalents and restricted cash at end of period	$33,996	$2,488